Exhibit 99.1

Distribution Solutions Group Completes Strategic Acquisition of

Winzer and FastServ Supply

FORT WORTH, Texas, October 26, 2026 – Distribution Solutions Group, Inc. (NASDAQ: DSGR) (“DSG” or the “Company”), a premier specialty distribution company, today announced the successful closing of its previously announced acquisition of GradeEight Holdings, LLC (“GradeEight”), a multi-brand MRO distribution platform operating through a national network of franchisees under Winzer Corporation (“Winzer”), and retail-facing storefronts under FastServ Supply across Texas and Arkansas. The transaction was funded through the Company’s existing cash and availability under its credit agreement.

For more information on this acquisition, please refer to the October 13, 2026, announcement of the acquisition of Winzer and FastServ Supply.

About GradeEight Holdings

GradeEight Holdings is a national distributor of Maintenance, Repair, and Operations (MRO) products with approximately 190 associates and 270 franchisees serving customers across the United States. GradeEight supplies fasteners, electrical supplies, chemicals, shop supplies, automotive supplies, safety supplies, cutting tools, abrasives, hydraulics, and janitorial supplies. GradeEight’s mission is to build a great MRO company by providing quality products and comprehensive solutions through unmatched service while helping customers succeed and associates thrive.

About Distribution Solutions Group, Inc.

Distribution Solutions Group (“DSG”) is a premier multi-platform specialty distribution company providing high touch, value-added distribution solutions to the maintenance, repair & operations (MRO), the original equipment manufacturer (OEM) and the industrial technologies markets. DSG was formed through the strategic combination of Lawson Products, a leader in MRO distribution of C-parts, Gexpro Services, a leading global supply chain services provider to manufacturing customers, and TestEquity, a leader in electronic test & measurement and supply solutions.

Through its collective businesses, DSG is dedicated to helping customers lower their total cost of operation by increasing productivity and efficiency with the right products, expert technical support and fast, reliable delivery to be a one-stop solution provider. DSG serves over 200,000 customers in several diverse end markets supported by approximately 4,300 dedicated employees and strong vendor partnerships. DSG ships from strategically located distribution and service centers to customers in North America, Europe, Asia, South America and the Middle East.

For more information on Distribution Solutions Group, please visit www.distributionsolutionsgroup.com.

Forward-Looking Statements

This release contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the “safe-harbor” provisions under the Private Securities Litigation Reform Act of 1995, that involve risks and uncertainties. The Terms “aim,” “anticipate,” “believe,” “contemplates,” “continues,” “could,” “ensure,” “estimate,” “expect,” “forecasts,” “if,” “intend,” “likely,” “may,” “might,” “objective,” “outlook,” “plan,” “positioned,” “potential,” “predict,” “probable,” “project,” “shall,” “should,” “strategy,” “will,” “would,” and variations of them and other words and terms of similar meaning and expression (and the negatives of such words and terms) are intended to identify forward-looking statements.

Forward-looking statements can also be identified by the fact that they do not relate strictly to historical or current facts. Such forward-looking statements are based on current expectations and involve inherent risks, uncertainties and assumptions, including factors that could delay, divert or change any of them, and could cause actual outcomes to differ materially from current expectations. DSG can give no assurance that any goal or plan set forth in forward-looking statements can be achieved and DSG cautions readers not to place undue reliance on such statements. DSG undertakes no obligation to release publicly any revisions to forward-looking statements as a result of new information, future events or otherwise. Each forward-looking statement speaks only as of the date on which such statement is made, and DSG undertakes no obligation to update any such statement to reflect events or circumstances arising after such date. Actual results may differ materially from those projected as a result of certain risks and uncertainties. Factors that could cause or contribute to such differences or that might otherwise impact DSG’s business, financial condition and results of operations include the risks that DSG may encounter difficulties integrating the business of DSG with the business of other companies that DSG has combined with or may otherwise combine with and that certain assumptions with respect to such business or transactions could prove to be inaccurate. Certain risks associated with DSG’s business are also discussed from time to time in the reports DSG files with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K or other reports the Company may file from time to time with the Securities and Exchange Commission, which should be reviewed carefully.

Contacts

Company:

Distribution Solutions Group, Inc.

Ronald J. Knutson

Executive Vice President, Chief Financial Officer and Treasurer

1-888-611-9888

Investor Relations:

Three Part Advisors, LLC

Steven Hooser / Sandy Martin

214-872-2710 / 214-616-2207

Source: Distribution Solutions Group, Inc.